GOODRX HOLDINGS, INC.
EXECUTIVE SEVERANCE PLAN
Adopted on May 29, 2024
GoodRx Holdings, Inc., a Delaware corporation (the “Company”), has adopted this GoodRx
Holdings, Inc. Executive Severance Plan, including the attached Exhibits (the “Plan”), for the benefit of
Participants (as defined below) on the terms and conditions hereinafter stated. The Plan, as set forth herein, is intended to provide severance protections to a select group of management or highly compensated employees (within the meaning of ERISA (as defined below)) in connection with qualifying terminations of employment.
1.Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings indicated below:
1.1“Accrued Bonus” shall have the meaning set forth in Section 4.2(a)(iii) hereof.
1.2“Base Salary” means the Participant’s annual base salary rate in effect immediately prior to a Qualifying Termination, disregarding any reduction which gives rise to Good Reason.
1.3“Board” means the Board of Directors of the Company.
1.4“Cause” means the occurrence of any of the following events:
(a)the past or present commission by the Participant of a felony or other serious crime or the commission of any act or omission involving fraud with respect to the Company or any of its customers, suppliers, vendors or other business relations;
(b)the Participant’s reporting to work under the influence of alcohol or illegal drugs, the use of illegal drugs (whether or not at the workplace) or other repeated conduct causing the Company public disgrace or disrepute or material economic harm;
(c)a material failure by the Participant to perform the Participant’s responsibilities or duties to the Company or those other responsibilities or duties as reasonably directed by the Board or the
Chief Executive Officer of GoodRx, Inc.;
(d)any act or omission by the Participant aiding or abetting a competitor, supplier, customer, vendor or other business relation of the Company to the material disadvantage or detriment of the Company;
(e)the Participant’s breach of fiduciary duty, gross negligence or willful misconduct with respect to the Company; or
(f)the commission of any act or omission by the Participant involving dishonesty or disloyalty to the material detriment of the Company or any other act or omission that brings the Company into substantial public disrepute.
For clarity, a termination without “Cause” does not include any termination that occurs as a result of the
Participant’s death or disability. With respect to the foregoing definition, the term “Company” will be interpreted to include any subsidiary, parent, affiliate, or any successor thereto, if appropriate.
Exhibit 10.1
1
1.5“Change in Control” shall have the meaning set forth in the Company’s 2020 Incentive
Award Plan, as may be amended from time to time.
1.6“CIC Protection Period” means the period beginning 90 days prior to the date of a Change in Control and ending on and including the one-year anniversary of the date of a Change in Control.
1.7“CIC Termination” means a Qualifying Termination which occurs during the CIC
Protection Period.
1.8“Claimant” shall have the meaning set forth in Section 11.1 hereof.
1.9“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985.
1.10“COBRA Premium Payment” shall have the meaning set forth in Section 4.2(b) hereof.
1.11“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.
1.12“Committee” means the Compensation Committee of the Board, or such other committee as may be appointed by the Board to administer the Plan.
1.13“Date of Termination” means the effective date of the termination of the Participant’s employment.
1.14“Effective Date” shall have the meaning set forth in Section 2 hereof.
1.15“Employee” means an individual who is an employee of the Company or any of its subsidiaries.
1.16“Equity Award” means a Company equity-based award granted under any equity-based award plan of the Company, including, but not limited to, the Company’s 2020 Incentive Award Plan, as may be amended from time to time.
1.17“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.
1.18“Excise Tax” shall have the meaning set forth in Section 7.1 hereof.
1.19“Good Reason” means the occurrence of any one or more of the following events without the Participant’s prior written consent, unless the Company fully corrects the circumstances constituting
Good Reason (provided such circumstances are capable of correction) as provided below:
(a)a material diminution in the Participant’s responsibilities, duties, or authority
(provided, however, that the Participant continuing in the same role on a divisional or business unit basis following the acquisition of the Company shall not be treated as a material diminution in title, responsibilities, duties, or authority);
(b)a material, required change in the geographic location at which the Participant performs his or her principal duties for the Company to a new location that is more than 25 miles from the location at which the Participant performs his or her principal duties for the Company as of the date on
2
which the Participant first becomes a Participant in the Plan (but excluding any such change that results in a shorter one-way commute from the Participant’s personal residence at the time of such change); or
(c)a substantial reduction in the Participant’s Base Salary (other than pursuant to a pay reduction applicable to a substantial portion of the executive officers of GoodRx, Inc.).
Notwithstanding the foregoing, the Participant will not be deemed to have resigned for Good Reason unless
(1) the Participant provides written notice to the Company setting forth in reasonable detail the facts and circumstances claimed by the Participant to constitute Good Reason within 30 days after the date of the occurrence of any event that the Participant knows or should reasonably have known to constitute Good
Reason; (2) the Company fails to cure such acts or omissions within 30 days following its receipt of such notice; and (3) the effective date of the Participant’s termination for Good Reason occurs no later than 60 days after the expiration of the Company’s cure period. With respect to the foregoing definition, the term
“Company” will be interpreted to include any subsidiary, parent, affiliate, or any successor thereto, if appropriate.
1.20“Independent Advisors” shall have the meaning set forth in Section 7.2 hereof.
1.21“Participant” means each Employee who is selected by the Administrator to participate in the Plan and is provided with (and, if applicable, countersigns) a Participation Notice in accordance with the Plan.
1.22“Participation Notice” shall have the meaning set forth in Section 2 hereof.
1.23“Performance-Vesting Equity Award” means an Equity Award that vests in whole or in part based on the achievement of one or more performance goals.
1.24“Pro-Rata Actual Bonus” means the Participant’s annual bonus for the calendar year in which the Date of Termination occurs, calculated based on the attainment of the applicable performance metrics, but assuming that the goals associated with each performance metric are pro-rated to reflect the portion of the calendar year ending on the last day of the calendar quarter ending on or immediately prior to the Date of Termination (i.e., assuming that the applicable performance period had ended as of the date of the last calendar quarter ending on or prior to the Date of Termination, and assuming that the performance goals are pro-rated to reflect such shorted performance period), as determined by the Administrator in its discretion (or, if the Date of Termination occurs prior to the first quarterly earnings release of such calendar year, assuming target performance), and multiplying such annual bonus by the quotient obtained by dividing (i) the number of days during the calendar year that the Participant was employed through the Date of Termination by (ii) the total number of days in the calendar year.
1.25“Pro-Rata Target Bonus” means an amount equal to the Participant’s target annual bonus for the calendar year in which the Date of Termination occurs, multiplied by the quotient obtained by dividing (i) the number of days during the calendar year that the Participant was employed through the Date of Termination by (ii) the total number of days in the calendar year.
1.26“Qualifying Termination” means a termination of the Participant’s employment by (i) the
Company without Cause or (ii) the Participant for Good Reason. Notwithstanding anything contained herein, in no event shall a Participant be deemed to have experienced a Qualifying Termination (a) if such
Participant is offered and/or accepts a comparable employment position with the Company or any subsidiary, or (b) if in connection with a Change in Control or any other corporate transaction or sale of assets involving the Company or any subsidiary, such Participant is offered and accepts a comparable
3
employment position with the successor or purchaser entity (or an affiliate thereof), as applicable. A
Qualifying Termination shall not include a termination due to the Participant’s death or disability.
1.27“Release” shall have the meaning set forth in Section 4.4 hereof.
1.28“Salary Severance” shall have the meaning set forth in Section 4.2(a)(i) hereof.
1.29“Severance Benefits” means the severance payments and benefits to which a Participant may become entitled pursuant to Section 4 of the Plan and Exhibit A attached hereto.
1.30“Severance Period” means the number of months of Salary Severance and COBRA
Premium Payment that a Participant is entitled to receive, as determined in accordance with Exhibit A attached hereto.
1.31“Time-Vesting Equity Award” means an Equity Award that vests solely based on the passage of time.
1.32“Total Payments” shall have the meaning set forth in Section 7.1 hereof.
2.Effectiveness of the Plan; Notification. The Plan shall become effective on May 29, 2024
(the “Effective Date”). The Administrator shall, pursuant to a written notice to any Employee (a
“Participation Notice”), notify each Participant that such Participant has been selected to participate in the
Plan.
3.Administration. Subject to Section 13.3 hereof, the Plan shall be interpreted, administered and operated by the Committee (the “Administrator”), which shall have complete authority, subject to the express provisions of the Plan, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Administrator may delegate any of its duties hereunder to a subcommittee, or to such person or persons from time to time as it may designate other than to any Participant in the Plan, and the Administrator may delegate (other than to any Participant in the Plan) its duty to provide a
Participation Notice to a Participant in the Plan. All decisions, interpretations and other actions of the
Administrator (including with respect to whether a Qualifying Termination has occurred) shall be final, conclusive and binding on all parties who have an interest in the Plan.
4.Severance Benefits.
4.1Eligibility. Each Employee who qualifies as a Participant and who experiences a
Qualifying Termination is eligible to receive Severance Benefits under the Plan.
4.2Qualifying Termination Payment. If a Participant experiences a Qualifying Termination
(other than a CIC Termination), then, subject to the Participant’s execution and, to the extent applicable, non-revocation of a Release in accordance with Section 4.4 hereof, and subject to any additional requirements specified in the Plan, the Company shall pay or provide to the Participant the following
Severance Benefits, subject to Section 6.2 hereof:
(a)Cash Severance. The Company shall pay or provide to the Participant:
(i)Salary Severance. An amount equal to the Participant’s Base Salary that the Participant would have received had the Participant remained employed during the Severance Period
4
(as set forth on Exhibit A), payable in substantially equal installments during the Severance Period in accordance with the Company’s regular payroll cycle, but commencing on the first payroll date following the 60th day following the Date of Termination (and amounts otherwise payable prior to such first payroll date shall be paid on such date without interest thereon) (the “Salary Severance”).
(ii)Pro-Rata Actual Bonus. An amount equal to the Pro-Rata Actual Bonus, which shall be paid in a single lump sum on the first payroll date following the 60th day following the Date of Termination.
(iii)Accrued Bonus. An amount equal to any accrued but unpaid annual bonus for a calendar year ending on or preceding the Date of Termination (the “Accrued Bonus”), which shall be paid in a single lump sum on the first payroll date following the 60th day following the Date of Termination.
(b)COBRA. Subject to the requirements of the Code, if the Participant properly elects healthcare continuation coverage under the Company’s group health plans pursuant to COBRA, to the extent that the Participant is eligible to do so, then the Company shall pay the COBRA premiums for the
Participant and the Participant’s covered dependents until the end of the Severance Period (the “COBRA
Premium Payment”); provided, however, that the Company shall not pay the Participant for the COBRA premiums for any health flexible savings accounts or health reimbursement arrangements. Such payment shall be made by direct payment or, at the Company’s election, by reimbursement to the Participant, and shall equal an amount determined based on the same benefit levels as would have applied based on the
Participant’s elections in effect on the Date of Termination if the Participant’s employment had not been terminated. Notwithstanding the foregoing, (i) if any plan pursuant to which such benefits are provided is not, or ceases prior to the expiration of the period of continuation coverage to be, exempt from the application of Code Section 409A under Treasury Regulation Section 1.409A-1(a)(5), or (ii) the Company
is otherwise unable to continue to cover the Participant under its group health plans without penalty under applicable law (including without limitation, Section 2716 of the Public Health Service Act), then, in either case, an amount equal to each remaining Company reimbursement shall thereafter be paid to the Participant in substantially equal monthly installments over the Severance Period (or the remaining portion thereof).
4.3CIC Termination Payment. If a Participant experiences a CIC Termination, then, subject to the Participant’s execution and, to the extent applicable, non-revocation of a Release in accordance with
Section 4.4 hereof, and subject to any additional requirements specified in the Plan, the Company shall pay or provide to the Participant the following Severance Benefits, subject to Section 6.2 hereof:
(a)Cash Severance. The Company shall pay or provide to the Participant:
(i)        Salary Severance.  The Salary Severance set forth in Section 4.2(a)(i)
hereof.
(ii)        Pro-Rata Target Bonus.  An amount equal to the Pro-Rata Target Bonus, which shall be paid in a single lump sum on the first payroll date following the 60th day following the Date of Termination.
(iii)Accrued Bonus. The Accrued Bonus set forth in Section 4.2(a)(iii) hereof
(if any).
(b)COBRA. The Company shall provide to the Participant the COBRA Premium
Payment set forth in Section 4.2(b) hereof.
5
(c)Equity Acceleration. Each outstanding and unvested Time-Vesting Equity Award held by the Participant as of his or her Date of Termination shall vest and, to the extent applicable, become exercisable upon the later of the effectiveness of the Release and as of immediately prior to the consummation of a Change in Control, on an accelerated basis with respect to the number of shares underlying such Time-Vesting Equity Award that would have vested (and become exercisable, if applicable) had the Participant remained in continuous employment beyond the Date of Termination for the
12-month period beginning on the Date of Termination (taking into account the pro rata portion of the final quarter of such 12-month period); provided, however, that, with respect to Tier 1 and Tier 2 Participants, the Board may determine in its sole discretion (at any time on or prior to the Date of Termination, including prior to or during the CIC Protection Period) that all or any greater portion of such Time-Vesting Equity
Awards and/or any other Equity Awards then-held by the Participant shall become fully vested and, to the extent applicable, exercisable as of the Date of Termination.
4.4Release. Notwithstanding anything herein to the contrary, no Participant shall be eligible or entitled to receive or retain any Severance Benefits under the Plan unless he or she executes a general release of claims substantially in the form attached hereto as Exhibit B (the “Release”) within 21 days (or
45 days if necessary to comply with applicable law) after the Date of Termination and, if he or she is entitled to a seven day post-signing revocation period under applicable law, does not revoke such Release during such seven day period.
5.Limitations. Notwithstanding any provision of the Plan to the contrary, if a Participant’s status as an Employee is terminated for any reason other than due to a Qualifying Termination, the
Participant shall not be entitled to receive any Severance Benefits under the Plan, and the Company shall not have any obligation to such Participant under the Plan.
6.Section 409A.
6.1General. To the extent applicable, the Plan shall be interpreted and applied consistent and in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of the Plan to the contrary, to the extent that the Administrator determines that any payments or benefits under the Plan may not be either compliant with or exempt from Code Section 409A and related Department of Treasury guidance, the Administrator may in its sole discretion adopt such amendments to the Plan or take such other actions that the
Administrator determines are necessary or appropriate to (a) exempt the compensation and benefits payable under the Plan from Code Section 409A and/or preserve the intended tax treatment of such compensation and benefits, or (b) comply with the requirements of Code Section 409A and related Department of
Treasury guidance; provided, however, that this Section 6.1 shall not create any obligation on the part of the Administrator to adopt any such amendment or take any other action, nor shall the Company have any liability for failing to do so.
6.2Potential Six-Month Delay. Notwithstanding anything to the contrary in the Plan, no amounts shall be paid to any Participant under the Plan during the six-month period following such
Participant’s “separation from service” (within the meaning of Code Section 409A(a)(2)(A)(i) and Treasury
Regulation Section 1.409A-1(h)) to the extent that the Administrator determines that paying such amounts at the time or times indicated in the Plan would result in a prohibited distribution under Code
Section 409A(a)(2)(B)(i). If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of such six-month period (or such earlier date upon which such amount can be paid under Code Section 409A without resulting in a prohibited distribution, including as a result of the Participant’s death), the Participant shall receive payment of a lump-
6
sum amount equal to the cumulative amount that would have otherwise been payable to the Participant during such six-month period without interest thereon.
6.3Separation from Service. A termination of employment shall not be deemed to have occurred for purposes of any provision of the Plan providing for the payment of any amounts or benefits that constitute “nonqualified deferred compensation” under Code Section 409A upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Code Section 409A and, for purposes of any such provision of the Plan, references to a “termination,”
“termination of employment” or like terms shall mean “separation from service”.
6.4Reimbursements. To the extent that any payments or reimbursements provided to a
Participant under the Plan are deemed to constitute compensation to the Participant to which Treasury
Regulation Section 1.409A-3(i)(1)(iv) would apply, such amounts shall be paid or reimbursed reasonably promptly, but not later than December 31st of the year following the year in which the expense was incurred. The amount of any such payments eligible for reimbursement in one year shall not affect the payments or expenses that are eligible for payment or reimbursement in any other taxable year, and the
Participant’s right to such payments or reimbursement of any such expenses shall not be subject to liquidation or exchange for any other benefit.
6.5Installments. For purposes of applying the provisions of Code Section 409A to the Plan, each separately identified amount to which a Participant is entitled under the Plan shall be treated as a separate payment. In addition, to the extent permissible under Code Section 409A, the right to receive any installment payments under the Plan shall be treated as a right to receive a series of separate payments and, accordingly, each such installment payment shall at all times be considered a separate and distinct payment as permitted under Treasury Regulation Section 1.409A-2(b)(2)(iii). Whenever a payment under the Plan specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company.
7.Limitation on Payments.
7.1Best Pay Cap. Notwithstanding any other provision of the Plan, in the event that any payment or benefit received or to be received by a Participant (including any payment or benefit received in connection with a termination of the Participant’s employment, whether pursuant to the terms of the Plan or any other plan, arrangement or agreement) (all such payments and benefits, including the Severance
Benefits, being hereinafter referred to as the “Total Payments”) would be subject (in whole or part), to the excise tax imposed under Code Section 4999 (the “Excise Tax”), then, after taking into account any reduction in the Total Payments provided by reason of Code Section 280G in such other plan, arrangement or agreement, the cash severance payments under the Plan shall first be reduced, and any noncash severance payments shall thereafter be reduced, to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax but only if (a) the net amount of such Total Payments, as so reduced (and after subtracting the net amount of federal, state and local income taxes on such reduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such reduced Total Payments) is greater than or equal to (b) the net amount of such Total Payments without such reduction (but after subtracting the net amount of federal, state and local income taxes on such Total
Payments and the amount of Excise Tax to which the Participant would be subject in respect of such unreduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such unreduced Total Payments).
7.2Certain Exclusions. For purposes of determining whether and the extent to which the Total
Payments will be subject to the Excise Tax, (a) no portion of the Total Payments, the receipt or retention of
7
which the Participant has waived at such time and in such manner so as not to constitute a “payment” within the meaning of Code Section 280G(b), will be taken into account; (b) no portion of the Total Payments will be taken into account which, in the written opinion of an independent, nationally recognized accounting firm
(the “Independent Advisors”) selected by the Company, does not constitute a “parachute payment” within the meaning of Code Section 280G(b)(2) (including by reason of Code Section 280G(b)(4)(A)) and, in calculating the Excise Tax, no portion of such Total Payments will be taken into account which, in the opinion of Independent Advisors, constitutes reasonable compensation for services actually rendered, within the meaning of Code Section 280G(b)(4)(B), in excess of the “base amount” (as defined in Code Section
280G(b)(3)) allocable to such reasonable compensation; and (c) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Independent Advisors in accordance with the principles of Code Sections 280G(d)(3) and (4).
8.No Mitigation. No Participant shall be required to seek other employment or attempt in any way to reduce or mitigate any Severance Benefits payable under the Plan and the amount of any such
Severance Benefits shall not be reduced by any other compensation paid or provided to any Participant following such Participant’s termination of employment.
9.Successors.
9.1Company Successors. The Plan shall inure to the benefit of and shall be binding upon the
Company and its successors and assigns. Any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets shall assume and agree to perform the obligations of the Company under the Plan.
9.2Participant Successors. The Plan shall inure to the benefit of and be enforceable by each
Participant’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, legatees or other beneficiaries. If a Participant dies while any amount remains payable to such
Participant hereunder, all such amounts shall be paid in accordance with the terms of the Plan to the executors, personal representatives or administrators of such Participant’s estate.
10.Notices. All communications relating to matters arising under the Plan shall be in writing and shall be deemed to have been duly given when hand delivered, faxed, emailed or mailed by reputable overnight carrier or United States certified mail, return receipt requested, addressed, if to a Participant, to the address or email address on file with the Company or to such other address or email address as the
Participant may have furnished to the other in writing in accordance herewith and, if to the Company, to such address or email address as may be specified from time to time by the Administrator, except that notice of change of address shall be effective only upon actual receipt.
11.Claims Procedure.
11.1Claims. Generally, Participants are not required to present a formal claim in order to receive benefits under the Plan. If, however, any person believes that benefits are being denied improperly, that the Plan is not being operated properly, or that their legal rights are being violated with respect to the
Plan (the “Claimant”), the Claimant must file a formal claim, in writing, with the Administrator. This requirement applies to all claims that any Claimant has with respect to the Plan, except to the extent the
Administrator determines, in its sole discretion, that it does not have the power to grant all relief reasonably being sought by the Claimant. A formal claim must be filed within 90 days after the date the Claimant first knew or should have known of the facts on which the claim is based, unless the Administrator consents otherwise in writing. The Administrator shall provide a Claimant, on request, with a copy of the claims procedures established under Section 11.2 hereof.
8
11.2Claims Procedure. The Administrator has adopted procedures for considering claims
(which are set forth in Exhibit C attached hereto), which it may amend or modify from time to time, as it sees fit. These procedures shall comply with all applicable legal requirements. The right to receive benefits under the Plan is contingent on a Claimant using the prescribed claims and appeal procedures to resolve any claim.
12.Covenants.
12.1Restrictive Covenants. A Participant’s right to receive and/or retain the Severance Benefits payable under this Plan is conditioned upon and subject to the Participant’s continued compliance with any restrictive covenants (e.g., confidentiality, invention assignment, non-solicitation, non-disparagement)
contained in any other written agreement between the Participant and the Company, as in effect on the date of the Participant’s Qualifying Termination.
12.2Return of Property. A Participant’s right to receive and/or retain the Severance Benefits payable under the Plan is conditioned upon the Participant’s return to the Company of all Company documents (and all copies thereof) and other Company property (in each case, whether physical, electronic or otherwise) in the Participant’s possession or control.
13.Miscellaneous.
13.1Entire Plan; Relation to Other Agreements. The Plan, together with any Participation
Notice issued in connection with the Plan, contains the entire understanding of the parties relating to the subject matter hereof and supersedes any prior agreement, arrangement and understanding between any
Participant, on the one hand, and the Company and/or any subsidiary, on the other hand, with respect to the subject matter hereof. Severance payable under the Plan is not intended to duplicate any other severance benefits payable to a Participant by the Company (for the avoidance of doubt, sign-on bonus payments, retention bonus payments, transaction bonus payments and other similar cash payments shall not constitute
“other severance” for purposes of this Plan). By participating in the Plan and accepting the Severance
Benefits hereunder, the Participant acknowledges and agrees that any agreement, arrangement and understanding between any Participant, on the one hand, and the Company and/or any subsidiary, on the other hand, with respect to the subject matter hereof entered into prior to the Effective Date is hereby revoked and ineffective with respect to the Participant (including, without limitation, any offer letter, any employment agreement, any severance agreement or any similar agreement or arrangement by and between the Participant and the Company (and/or any subsidiary) and any award agreement evidencing a Time-
Vesting Equity Award, but excluding any accelerated vesting with respect to a Performance-Vesting Equity
Award).
13.2No Right to Continued Service. Nothing contained in the Plan shall (a) confer upon any
Participant any right to continue as an employee of the Company or any subsidiary, (b) constitute any contract of employment or agreement to continue employment for any particular period, or (c) interfere in any way with the right of the Company to terminate a service relationship with any Participant, with or without Cause.
13.3Termination and Amendment of Plan. The Plan may not be amended, modified, suspended or terminated except with the express written consent of each Participant who would be adversely affected by any such amendment, modification, suspension or termination.
9
13.4Survival. Section 7 (Limitation on Payments), Section 11 (Claims Procedure) and
Section 12 (Covenants) hereof shall survive the termination or expiration of the Plan and shall continue in effect.
13.5Severance Benefit Obligations. Notwithstanding anything contained herein, Severance
Benefits paid or provided under the Plan may be paid or provided by the Company or any subsidiary employer, as applicable.
13.6Withholding. The Company shall have the authority and the right to deduct and withhold an amount sufficient to satisfy federal, state, local and foreign taxes required by law to be withheld with respect to any Severance Benefits payable under the Plan.
13.7Benefits Not Assignable. Except as otherwise provided herein or by law, no right or interest of any Participant under the Plan shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including without limitation by execution, levy, garnishment, attachment, pledge or in any manner; no attempted assignment or transfer thereof shall be effective; and no right or interest of any Participant under the Plan shall be liable for, or subject to, any obligation or liability of such Participant. When a payment is due under the Plan to a Participant who is unable to care for his or her affairs, payment may be made directly to his or her legal guardian or personal representative.
13.8Applicable Law. The Plan is intended to be an unfunded “top hat” pension plan within the meaning of U.S. Department of Labor Regulation Section 2520.104-23 and shall be interpreted, administered, and enforced as such in accordance with ERISA. To the extent that state law is applicable, the statutes and common law of the State of Delaware, excluding any that mandate the use of another jurisdiction’s laws, will apply.
13.9Validity. The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which shall remain in full force and effect.
13.10Captions. The captions contained in the Plan are for convenience only and shall have no bearing on the meaning, construction or interpretation of the Plan’s provisions.
13.11Expenses. The expenses of administering the Plan shall be borne by the Company or its successor, as applicable.
13.12Unfunded Plan. The Plan shall be maintained in a manner to be considered “unfunded” for purposes of ERISA. The Company shall be required to make payments only as benefits become due and payable. No person shall have any right, other than the right of an unsecured general creditor against the
Company, with respect to the benefits payable hereunder, or which may be payable hereunder, to any
Participant, surviving spouse or beneficiary hereunder. If the Company, acting in its sole discretion, establishes a reserve or other fund associated with the Plan, no person shall have any right to or interest in any specific amount or asset of such reserve or fund by reason of amounts which may be payable to such person under the Plan, nor shall such person have any right to receive any payment under the Plan except as and to the extent expressly provided in the Plan. The assets in any such reserve or fund shall be part of the general assets of the Company, subject to the control of the Company.
* * * * *
10
I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of GoodRx
Holdings, Inc. on May 29, 2024.

Signature:	/s/ Gracye Cheng

Name:	Gracye Cheng

Title:	Secretary and General Counsel
S-1
EXHIBIT A
CALCULATION OF QUALIFYING TERMINATION SEVERANCE AMOUNTS

Tier	Severance Period
1	12 months
2	6 months
3	3 months
Exh. A-1
EXHIBIT B
FORM OF RELEASE
Exh. B-1
CONFIDENTIAL SEPARATION AGREEMENT & RELEASE
[Agreement Date]
[Employee Name]
[Email]
Dear [Employee Name],
As discussed, your last day of employment with GoodRx, Inc. (“GoodRx” or the
“Company”) was [Term Date] (the “Separation Date”).
Pursuant to the GoodRx Holdings, Inc. Executive Severance Plan (the “Severance Plan”),
this letter confirms the agreement (this “Agreement”) between you and the Company, on behalf of itself, its parent, subsidiaries, and other corporate affiliates, and each of their respective present and former employees, officers, directors, owners, shareholders, and agents, individually and in their official capacities (collectively the “Company Group”), concerning the terms of a severance payment in exchange for a release of claims and certain obligations.
1.All Wages Paid. You acknowledge the Company has paid all wages, salary, earned commissions, and any other compensation due to you through the Separation Date, except that your final payroll check may be provided on the next regularly scheduled payday after your
Separation Date or in accordance with applicable legal requirements.
2.Severance Benefits. As consideration of your execution and non-revocation of this
Agreement, including the Release of Claims, and so long as you have not at any time breached any provision of this Agreement or your Proprietary Information and Invention Assignment Agreement
(the “PIIA” attached hereto as Exhibit A), the Company will pay you the following:
(a)Salary Severance. An amount equal to $[], which represents [ ] months of your base salary, payable in substantially equal installments in accordance with the Company’s regular payroll cycle, beginning on the first payroll date following the 60th day following your Separation Date.
(b)Pro-Rata [Actual]/[Target] Bonus. A lump sum payment of $[] which represents your Pro-Rata [Actual]/[Target] Bonus, paid on the first payroll date following the 60th day following your Separation Date.
(c)[Accrued Bonus. A lump sum payment of $[], which represents any accrued but unpaid annual bonus for a calendar year ending on or preceding your
Separation Date, paid on the first payroll date following the 60th day following your
Separation Date.]
(d)COBRA. To the extent provided by federal COBRA law or, if applicable, state insurance laws, and by the Company’s current group health insurance policies, you will be eligible to continue your group health insurance benefits after the Separation
Date. GoodRx will cover [  ] month(s) of COBRA premiums for you and your
1
covered dependents based on the same benefit levels as would have applied based on your elections in effect on Separation Date; provided, however, that the
Company shall not pay premiums for any health flexible savings accounts or health reimbursement arrangement. GoodRx will send you additional information on insurance coverage continuation.
(e)[Equity Acceleration. Applicable under the Plan only with Change in Control]
By signing below, you acknowledge that the Company Group does not owe you any other amounts.
3.Other Compensation or Benefits. You acknowledge that, except as expressly provided in this Agreement and in the Severance Plan, you will not receive any additional compensation, severance or benefits after the Separation Date. You acknowledge that the payments and promises set forth in this Agreement are in full satisfaction of all accrued salary, bonus pay, profit-sharing, stock options, termination benefits, or other compensation to which you may be entitled by virtue of your employment with the Company or your separation from the
Company.
4.Expense Reimbursements. You agree that you have submitted your final documented expense reimbursement statement reflecting all business expenses you incurred through the Separation Date, if any, for which you seek reimbursement. The Company will reimburse you for these expenses pursuant to its regular business practice.
5.Return of Company Property. You hereby confirm that you have returned to the
Company, all Company documents (and all copies thereof) and other Company property which you have had in your possession at any time, including, but not limited to, Company files, notes, drawings, records, business plans and forecasts, financial information, specifications, computer-
recorded information, tangible property (including, but not limited to, computers), credit cards, entry cards, identification badges and keys, as well as any materials of any kind which contain or embody any proprietary or confidential information of the Company Group (and all reproductions thereof). This provision excludes any Company property that you have been expressly permitted to keep at no cost or have purchased from the Company.
6.Confidentiality Obligations. You acknowledge your continuing obligations, to the fullest extent permitted by law, under the PIIA, which agreement survives termination of your employment. A copy of the PIIA is attached hereto as Exhibit A.
Nothing in this Agreement shall prohibits you from communicating, cooperating or filing a complaint with the Securities and Exchange Commission (SEC), the National Labor Relations
Board (NLRB), the Equal Employment Opportunity Commission (EEOC), the Occupational
Safety and Health Administration (OSHA), the Financial Industry Regulatory Authority (FINRA),
or any other federal, state, or local governmental regulatory or law enforcement agency, branch or commission (“Government Agencies”), without prior authorization from or notice to the
Company, with respect to possible violations of any U.S. federal, state or local law or regulation, or otherwise making disclosures to any Government Agency, in each case, that are protected under
2
the whistleblower provisions of any such law or regulation; provided, that in each case such communications and disclosures are consistent with applicable law. You understand that you will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (A) in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of the law;
or (B) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. You understand further that if you file a lawsuit for retaliation by the Company for reporting a suspected violation of law, you may disclose trade secrets to your attorney and use the trade secret information in the court proceeding if you (1) file any document containing the trade secret under seal, (2) do not disclose the trade secret, except pursuant to court order.
Notwithstanding the foregoing, you may not disclose any information covered by the Company’s attorney-client privilege or attorney work product without prior written consent from the
Company’s General Counsel.
7.Cooperation. You and the Company agree that certain matters in which you have been involved during your employment may need your cooperation with the Company in the future. Accordingly, you agree that, to the extent reasonably requested by the Company, you shall cooperate with the Company regarding matters arising out of or related to your service to the
Company. The Company shall reimburse you for reasonable expenses incurred in connection with this cooperation. For avoidance of doubt, nothing in this paragraph shall (A) require you to cooperate with the Company in any dispute that arises under this Agreement or on any other any matter in which the Company’s and your interests are adverse or (B) prohibit you from communicating, cooperating or filing a complaint with any Government Agency regarding possible securities law violations that are protected under the whistleblower provisions of any federal, state or local law or regulation such law or regulation, provided that such communications and disclosures are consistent with applicable law.
8.Release of Claims. You acknowledge that you have not filed any claims, complaints or actions of any kind against the Company Group with any federal, state, or local court or arbitration forum before executing this agreement and, to the extent you have filed such claims, complaints or actions, you agree to immediately dismiss and terminate them with prejudice. For the avoidance of doubt, this representation does not include, and you are not required to disclose, any claims, complaints, or communications to any Government Agencies. In exchange for the consideration provided in this Agreement, you and your agents and representatives hereby release, acquit and forever discharge the Company Group, their parents and subsidiaries, and their respective officers, directors, owners, agents, servants, employees, attorneys, stockholders, successors, assigns and affiliates of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the Effective Date (as defined below), including but not limited to all such claims and demands directly or indirectly arising out of or in any way connected with the
Company Group or GoodRx Holdings, Inc. (other than your rights under this Agreement) or termination of your employment, including, but not limited to: (a) any and all claims under any federal, state or local law, statute, or cause of action including, but not limited to, Title VII of the
3
Civil Rights Act of 1964, as amended, including without limitation claims for attorneys’ fees, the
Americans with Disabilities Act of 1990, the Equal Pay Act, the Family and Medical Leave Act,
the Employee Retirement Income Security Act, and the Fair Labor Standards Act, all including any amendments and their respective implementing regulations; the California Fair Employment and Housing Act, as amended, or comparable state discrimination statutes; and any other federal, state, local or foreign law that may legally be waived and released; (b) all claims for compensation of any type whatsoever that may be legally waived, including salary, wages, bonuses, and commissions; and (c) any and all claims arising under tort, contract, and quasi-
contract law; wrongful discharge; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing.
Excluded from this Release are any claims that by law cannot be waived in a private agreement between an employer and employee. Moreover, this Agreement does not prohibit you from: (1) filing a charge or participating in an investigation with the EEOC, NLRB, SEC, FINRA, or any other Government Agencies (defined herein), without notice to the Company; (2) exercising any protected rights, to the extent such rights cannot be waived by agreement; (3) discussing or disclosing information about unlawful acts in the workplace, such as harassment, discrimination or any other conduct or employment practice that you have reason to believe is unlawful; or (4)
complying with any applicable law, regulation, or order, provided that such compliance does not exceed that required by the law, regulation, or order. You do agree, however, that by signing this
Release you waive your right to monetary or other recovery in any claim brought by you or on your behalf by the EEOC or other similar administrative agency, except your right to receive a monetary award or penalty from any government agency or regulatory, self-regulatory, or law enforcement authority in connection with protected whistleblower activity reporting a possible violation of the securities laws, including in proceedings before the SEC.
9.Unknown Claims Waiver. YOU UNDERSTAND THAT THIS AGREEMENT
INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. You acknowledge that you have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” You hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to your release of any claims you may have against the Company Group.
10.Voluntary Execution. You execute this Agreement voluntarily with the full intent of releasing all claims and without any duress or undue influence on the part of the Company. You acknowledge that (a) you have read this Agreement, (b) you have been advised of your right to consult with an attorney before signing this Agreement and have been given at least [21 days] to do so, but you may sign sooner if desired, (c) you understand the terms and consequences of this
Agreement and of the releases it contains, and (d) you are fully aware of the legal and binding effect of this Agreement.
11.[ADEA Waiver. In further consideration of the payments and benefits provided in this Agreement, you acknowledge that you are knowingly and voluntarily waiving and releasing
4
the Company Group from any claims, whether known or unknown, through the execution date of this Agreement, arising under the Age Discrimination in Employment Act (ADEA), as amended, and its implementing regulations. You further acknowledge that you have been advised by this writing and agree that:
(a)you have carefully read and fully understand the provisions of this Agreement;
(b)you are signing this Agreement, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which you were otherwise entitled;
(c)you have been advised in writing to consult with an attorney of your choosing and consulted with such counsel or decided not to consult with counsel prior to signing;
(d)you have been given at least [21 days] to consider the terms of this Agreement;
(e)you have (7) days after signing this Agreement to revoke the release in this paragraph by delivering notice of revocation by letter on or before the 7th day to the General Counsel of GoodRx at 2701 W. Olympic Blvd., Santa Monica, CA
90404;
(f)you are freely, knowingly and voluntarily agreeing to all of the terms and conditions set forth in the agreement, including the waiver and release contained in it, and you agree to be legally bound by the Agreement; and
(g)you understand that your waiver and release contained in this paragraph do not apply to any rights or claims that may arise after your signing of this Agreement.]
12.[Effective Date. This Agreement shall not become effective or enforceable for a period of seven (7) days from the date of your execution of this Agreement. During this seven (7)
day period, you have the right to revoke this Agreement. To revoke this Agreement, you must send a written letter to [the General Counsel] of GoodRx, 2701 W. Olympic Blvd., Santa Monica, CA
90404, which must be received by the Company on or before the 7th day after your execution.
Upon revocation, this Agreement will be null and void. If this Agreement is not revoked during this seven (7) day period, this Agreement shall be effective on the 8th day following the date of your execution of this Agreement (the “Effective Date”).]
13.Arbitration. If you and the Company are parties to an Arbitration Agreement or other agreement to arbitrate (“AA”), the AA survives this Agreement, will continue to apply in full force and effect, and will govern any and all claims or disputes arising out of or related to this
Agreement. The AA is incorporated by reference into this Agreement. If you and the Company are not parties to an AA or such AA is deemed unenforceable, invalid, or inapplicable, you and the
Company agree to the following Arbitration Agreement:
“ARBITRATION AGREEMENT”: THE COMPANY AND EMPLOYEE MUTUALLY
AGREE THAT, EXCEPT AS OTHERWISE PROVIDED IN THIS ARBITRATION
AGREEMENT, ANY AND ALL CLAIMS OR DISPUTES, PAST, PRESENT, AND
FUTURE, ARISING OUT OF OR RELATED TO: (i) THIS AGREEMENT, (ii) ANY
OTHER AGREEMENT BETWEEN US, OR (iii) EMPLOYEE’S EMPLOYMENT AND
SEPARATION OF EMPLOYMENT WITH THE COMPANY, WILL BE DECIDED BY
A SINGLE ARBITRATOR THROUGH FINAL AND BINDING ARBITRATION AND
NOT BY A JUDGE OR JURY, under the JAMS employment arbitration rules in effect at the time any dispute is filed (“JAMS Rules”), which are available on the internet at
5
www.jamsadr.com. Covered disputes will be decided by mutual, binding and individual arbitration. The parties agree the Federal Arbitration Act (“FAA”) (9 U.S.C. § 1 et seq.)
applies to and governs this Arbitration Agreement, which evidences a transaction involving commerce. The arbitrator (who must be a retired judge from any jurisdiction)
will be selected as follows: JAMS will give each party a list of eleven (11) arbitrators drawn from its panel of arbitrators, from which the parties will strike alternately by telephone conference administered by JAMS, with the party to strike first to be determined by a coin toss conducted by JAMS, until only one name remains. If the individual selected cannot serve, JAMS will issue another list of eleven (11) arbitrators and repeat the alternate striking selection process.
The Company and you waive any right for any dispute to be brought, heard, decided, or arbitrated as a class action, collective action, and/or consolidated action and the arbitrator will have no authority to preside over any class, collective, and/or consolidated action
(“Class Action Waiver”). You and the Company agree to arbitrate California Private
Attorneys General Act (“PAGA”) claims on an individual basis only. Therefore, any claim by you under PAGA to recover your unpaid wages, civil penalties, or other individual relief must be arbitrated under this Arbitration Agreement. The arbitrator is without authority to preside over any PAGA claim by you on behalf of any other person or joined or consolidated with another person’s or entity’s PAGA claim. This “PAGA Individual
Action Requirement” clause will be severable from this Agreement if there is a final judicial determination that it is invalid, unenforceable, unconscionable, void or voidable.
In such case, the PAGA action must be litigated in a civil court of competent jurisdiction—
not in arbitration—but the portion of the PAGA Individual Action Requirement that is enforceable will be enforced in arbitration. Except as it otherwise provides, this Arbitration
Agreement applies, without limitation, to claims under Title VII of the Civil Rights Act of
1964, the Civil Rights Acts of 1866 and 1871, the Civil Rights Act of 1991, 42 U.S.C. §
1981, the Pregnancy Discrimination Act, the Americans With Disabilities Act, the Age
Discrimination in Employment Act, Older Workers Benefits Protection Act of 1990, the
Fair Credit Reporting Act, the Fair Labor Standards Act, Worker Adjustment and
Retraining Notification Act, the Genetic Information Non-Discrimination Act, the
Uniformed Services Employment and Reemployment Rights Act, and any other federal, state or local statutes, if any, addressing the same or similar subjects. The Company and you also agree that any dispute regarding the interpretation, applicability, or enforceability of the Agreement and this Arbitration Agreement, including, but not limited to, any claim that all or any part of this Arbitration Agreement is void or voidable will also be resolved by an arbitrator—and not the court. The preceding sentence does not apply to any claims under the Ending Forced Arbitration of Sexual Assault and Sexual Harassment Act, and it
does not apply to the Class Action Waiver and/or PAGA Individual Action Requirement,
and regardless of anything else in this Arbitration Agreement and/or the JAMS Rules that now apply or any amendments and/or modifications to those rules, any claim that all or part of the Class Action Waiver or PAGA Individual Action Requirement is invalid, unenforceable, unconscionable, void or voidable, may be determined only by a court of competent jurisdiction and not by an arbitrator.
6
In all cases where required by applicable law, the Company agrees to pay the fees and costs of arbitration pursuant to the JAMS Rules and applicable law, except for each party’s respective filing fee. Each party will pay for its own costs and attorneys’ fees, if any, except that the arbitrator may award reasonable fees to the prevailing party as provided by law and this Agreement. The arbitrator will resolve any disputes regarding costs/fees associated with arbitration. This Arbitration Agreement does not cover: (1) claims for workers’
compensation benefits, state disability insurance, or unemployment insurance benefits, and
(2) disputes that may not be subject to arbitration or pre-dispute arbitration agreement under a controlling federal statute, including, without limitation claims under the Ending
Forced Arbitration of Sexual Assault and Sexual Harassment Act (at Employee’s election).
The Company or Employee may apply to a court of competent jurisdiction for temporary or preliminary injunctive relief in connection with an arbitrable controversy, but only upon the ground that the award to which that party may be entitled may be rendered ineffectual without such relief. The court to which the application is made is authorized to consider the merits of the arbitrable controversy to the extent it deems necessary in making its ruling, but only to the extent permitted by applicable law. All determinations of final relief, however, will be decided in arbitration.
Nothing in this Arbitration Agreement in any way impacts the releases in this Agreement
(including the Release of Claims paragraph), which shall be enforced pursuant to the terms of the Agreement and to the maximum extent permitted by applicable law.
14.No Admission of Liability. This Agreement is not and shall not be construed or contended by you to be an admission or evidence of any wrongdoing or liability on the part of the
Company, its representatives, heirs, executors, attorneys, agents, partners, officers, shareholders, directors, employees, subsidiaries, affiliates, divisions, successors or assigns. This Agreement shall be afforded the maximum protection allowable under California Evidence Code Section 1152 and/or analogous or similar state laws or regulations.
15.Entire Agreement. Unless specifically provided herein, this Agreement and the agreements referred to herein constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to this subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such agreements, promises, warranties or representations. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Agreement shall bind the heirs, personal representatives, successors and assigns of you, the Company and GoodRx Holdings, Inc., and inure to the benefit of you, the Company, GoodRx Holdings, Inc. and all of their heirs, successors and assigns.
16.Miscellaneous. You acknowledge and agree to all of the following terms:
(a)If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this
Agreement and the provision in question shall be modified by the parties so as to be rendered enforceable.
7
(b)Except for the Arbitration Agreement, which is governed by the Federal Arbitration
Act, this Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California.
(c)The parties agree that facsimile signatures are deemed to be originals, that this
Agreement may be executed in counterparts and that each facsimile or counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.
(d)Each party will bear its own costs, expenses, and attorneys’ fees arising out of or in any way related to this Agreement, except that if any action is brought to enforce the terms of this Agreement, the prevailing party will be entitled to recover its reasonable attorneys’ fees, costs and expenses from the other party, in addition to any other relief to which the prevailing party may be entitled.
If this Agreement is acceptable to you, please sign below and return the original to me no later than 5:00 pm Pacific Time on [DUE DATE]. If you do not return the signed Agreement to me by this date and time, this Agreement will be automatically withdrawn and invalid.
Sincerely,
GOODRX, INC.

By:		Dated:
[NAME, TITLE]
Agreed and Accepted
I HAVE CAREFULLY REVIEWED AND CONSIDERED THE TERMS OF THIS
AGREEMENT; I FULLY UNDERSTAND ALL OF ITS TERMS AND VOLUNTARILY
AGREE TO EACH OF THEM; AND I INTEND TO BE LEGALLY BOUND BY THIS
AGREEMENT.

Dated:	By:
Print Name:
8
EXHIBIT A
Proprietary Information and Invention Assignment Agreement
9
EXHIBIT C
DETAILED CLAIMS PROCEDURES
Section 1.1.  Claim Procedure. Claims for benefits under the Plan shall be administered in accordance with Section 503 of ERISA and the Department of Labor Regulations thereunder. The Administrator shall have the right to delegate its duties under this Exhibit and all references to the Administrator shall be a reference to any such delegate, as well. The Administrator shall make all determinations as to the rights of any Claimant. A Claimant may authorize a representative to act on his or her behalf with respect to any claim under the Plan. A Claimant who asserts a right to any benefit under the Plan he has not received, in whole or in part, must file a written claim with the Administrator in accordance with Section 11.1 and this
Exhibit. All written claims shall be submitted to [Title] at [Email Address] or [Mailing Address].
Section 1.2.  Timing of Claim Denial. If the Administrator denies a claim in whole or in part (an “initial adverse benefit determination”), then the Administrator will provide notice of the decision to the Claimant within a reasonable period of time, not to exceed 90 days after the Administrator receives the claim, unless the Administrator determines that any extension of time for processing is required. In the event that the
Administrator determines that such an extension is required, written notice of the extension will be furnished to the Claimant before the end of the initial 90 day review period. The extension will not exceed a period of 90 days from the end of the initial 90 day period, and the extension notice will indicate the special circumstances requiring such extension of time and the date by which the Administrator expects to render the benefit decision.
Section 1.3.  Contents of Claim Denial Notice. The Administrator shall provide every Claimant who is denied a claim for benefits with a written or electronic notice of its initial adverse benefit determination.
The notice will set forth, in a manner to be understood by the Claimant:
(1)the specific reason or reasons for the initial adverse benefit determination;
(2)reference to the specific Plan provisions on which the determination is based;
(3)a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation as to why such information is necessary;
and
(4)an explanation of the Plan’s appeal procedure and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring an action under Section 502(a) of ERISA after receiving a final adverse benefit determination upon appeal.
Section 1.4.  Appeal Procedures. The Claimant may appeal an initial adverse benefit determination by submitting a written appeal to the Administrator within 60 days of receiving notice of the denial of the claim. The Claimant:
(1)may submit written comments, documents, records and other information relating to the claim for benefits;
(2)will be provided, upon request and without charge, reasonable access to and copies of all documents, records and other information relevant to the Claimant’s claim for benefits; and
Exh. C-1
(3)will receive a review that takes into account all comments, documents, records and other information submitted by the Claimant relating to the appeal, without regard to whether such information was submitted or considered in the initial benefit determination.
Section 1.5.  Decision on Appeal. The Administrator will conduct a full and fair review of the claim and the initial adverse benefit determination. The Administrator holds regularly scheduled meetings at least quarterly. The Administrator shall make a benefit determination no later than the date of the regularly scheduled meeting that immediately follows the Administrator’s receipt of an appeal request, unless the appeal request is filed within 30 days preceding the date of such meeting. In such case, a benefit determination may be made by no later than the date of the second regularly scheduled meeting following the Administrator’s receipt of the appeal request. If special circumstances require a further extension of time for processing, a benefit determination shall be rendered no later than the third regularly scheduled meeting of the Administrator following the Administrator’s receipt of the appeal request. If such an extension of time for review is required, the Administrator shall provide the Claimant with written notice of the extension, describing the special circumstances and the date as of which the benefit determination will be made, prior to the commencement of the extension. The Administrator generally cannot extend the review period any further unless the Claimant voluntarily agrees to a longer extension. The Administrator shall notify the Claimant of the benefit determination as soon as possible but not later than five days after it has been made.
Section 1.6.  Notice of Determination on Appeal. If the appeal is denied, the Administrator shall provide the Claimant with written or electronic notification of its denial (“final adverse benefit determination”), which shall set forth, in a manner intended to be understood by the Claimant:
(1)the specific reason or reasons for the final adverse benefit determination;
(2)reference to the specific Plan provisions on which the final adverse benefit determination is based;
(3)a statement that the Claimant is entitled to receive, upon request and without charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits;
(4)a statement describing any voluntary appeal procedures offered by the Plan and the Claimant’s right to obtain the information about such procedures; and
(5)a statement of the Claimant’s right to bring an action under Section 502(a) of
ERISA.
Section 1.7.  Exhaustion; Judicial Proceedings. No action at law or in equity shall be brought to recover benefits under the Plan until the claim and appeal rights described in the Plan have been exercised and the
Plan benefits requested in such appeal have been denied in whole or in part. If any judicial proceeding is undertaken to appeal the denial of a claim or bring any other action under ERISA, the evidence presented may be strictly limited to the evidence timely presented to the Administrator. Any such judicial proceeding must be filed by the earlier of: (a) one year after the final adverse benefit determination or (b) one year after the Participant or other Claimant commenced payment of the Plan benefits at issue in the judicial proceeding.
Exh. C-2
Section 1.8. Administrator’s Decision is Binding. Benefits under the Plan shall be paid only if the
Administrator decides in its sole discretion that a Claimant is entitled to them. In determining claims for benefits, the Administrator has the authority to interpret the Plan, to resolve ambiguities, to make factual determinations, and to resolve questions relating to eligibility for and amount of benefits. Subject to applicable law, any decision made in accordance with the above claims procedures is final and binding on all parties and shall be given the maximum possible deference allowed by law. A misstatement or other mistake of fact shall be corrected when it becomes known and the Administrator shall make such adjustment on account thereof as it considers equitable and practicable.
Exh. C-3